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                                                                    EXHIBIT 10.5

                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------

     THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of this 9th day of September, 1997, by and between Security Capital Pacific Trust, a Maryland real estate investment trust (the "Company"), and SC Group Incorporated, a Texas corporation ("SC Group"), and a wholly owned direct or indirect subsidiary of Security Capital Group Incorporated.

     WHEREAS, the Company wishes to purchase from SC Group certain administrative services designed to assist the Company in the cost-efficient management of the Company's trust and business affairs in the manner and pursuant to terms and conditions as more specifically described herein; and

     WHEREAS, SC Group desires to provide or cause to be provided those services requested by the Company under such terms and conditions; and

     WHEREAS, SC Group will perform similar administrative services for other entities (collectively "SC Group Clients") which may vary from time to time; and

     WHEREAS, the Company will retain the sole and absolute right and authority to fully and completely operate and manage its business and properties.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      Section 1.  Services.

          1.1 Services to be Rendered. SC Group shall provide the Company with the services described below (each, a "Service", and collectively, the "Services") as selected from time to time by the Company:

          (a) Insurance Administration. Assistance in securing all forms of insurance, including property, casualty, workers' compensation and trustees' and officers' liability coverage; managing insurance policies; negotiation of premiums; arranging payment terms; managing claims; and preparation of loss fund analysis. The amount and levels of insurance shall be determined in the sole and absolute discretion of the Company.

          (b) Accounts Payable. Provision of all accounts payable functions (currently all non site-level invoices); processing of all employee expense reports and reimbursements of travel and entertainment expenses; and maintenance of accounts payable and cash disbursement systems, including reasonable internal controls.
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          (c) Internal Audit.  Provision of internal audit coverage and audit support, including property audits, financial audits, operational audits and information system audits, as requested and authorized in advance by the Company.

          (d) Cash Management. Operation and maintenance of collection systems, concentration systems, and electronic disbursements (including wire transfers, ACH payments and short term investing); maintenance of bank accounts, including opening and closing of operating, security deposits, local depository and petty cash accounts; bank administration, and maintenance of bank relationships.

          (e)  Human Resources.

               (i) Benefit Administration. Negotiation and administration of all health, dental, vision, life and long-term and short-term disability insurance plans as well as 401(k) and flexible spending plans; and administration of other miscellaneous employee benefits.

               (ii) Human Resources Information Systems. Administration and employee and labor relations including statutory compliance with all governmental agencies, affirmative action, work force demographics; processing wage and hour claims and utilization and EEO charges; and compliance with annual reporting requirements.

               (iii) Payroll. Production of payroll and related items; maintenance of required records; compliance with federal and state wage and hour regulations; tracking benefit hours; tracking and paying wage garnishments and related orders; maintenance of Forms W-2; and production and processing of special payroll checks.

               (iv) Pre-Employment. Development of employment policies and procedures; verification of applicant information such as drivers license numbers, social security numbers, education, criminal offenses, and past employment; and drug testing.

               (v) Recruiting. Recruiting and retaining employees of the Company for the El Paso Operations Center who will perform services for the Company, including placement of newspaper advertisements, contracting and negotiating with search consultants, screening of candidates, interviews and employee orientation; processing new hires, terminations, transfers, leaves of absence and miscellaneous status changes as requested and authorized in advance by the Company.

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          (f) Management Information Systems.

               (i) Applications Development. Development, maintenance and continuing evolution of system applications to provide technology solutions to business needs and problems, as requested and authorized in advance by the Company.

               (ii) Telecommunications. Design, operation and maintenance of network infrastructure, including telephone and data transmission lines, voice mail, facsimile machines, cellular phones, pager, etc.; negotiation of contracts with third party vendors and suppliers; and local area network and wide area network communications support.

               (iii) Operations/Technical Support and User Support. Design, maintenance and operation of the computing environment, including business specific applications, network wide applications, electronic mail and other systems; purchase and maintenance of equipment, including hardware and software; configuration, installation and support of computer equipment; and education and training of the user community.

          (g) Tax Administration. Supervision and direction of the preparation, review and filing of all federal, state and other required tax returns; supervision and direction of ad hoc requests for assistance on tax related matters; and coordination of all activities with the Company's outside tax preparer, as requested and authorized in advance by the Company. All tax matters shall be determined by the Company in its absolute and sole discretion.

          (h) Special Projects. Direction and support of all special projects, as requested and authorized in advance by the Company.

          (i) Legal. Coordination and supervision of all third party legal services; assistance in the preparation of public filings and registration statements; and oversight of processing of claims against the Company.

          (j) Research. Provision of periodic market research reports and special research assignments as requested by the Company.

          (k) Investor Relations/Communications.

               (i) Capital Markets. Advice and services relating to capital raising transactions and relationship with shareholders, but not including solicitation of investors as a broker, dealer or underwriter in any capital raising transactions of the Company.

                                      -3-
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               (ii) Communications.  Preparation and coordination of annual and quarterly reports to shareholders; presentations to public; public relations; preparation of marketing materials; and investor relations services.

          (l) Debt Financing. Advice and services relating to revolving lines of credit and other issuances of indebtedness.

          1.2 Scope of Services and Charges. The parties will agree from time to time on the Services to be provided, the scope of Services listed in Section
1.1 and the charges for such Services. The scope of Services shall consist of the estimated amount of items to be processed or hours to be spent for a category of the Services in any year as agreed to by the parties. The charges for Services shall consist of an amount equal to SC Group's costs incurred in providing such Services, multiplied by 120%. If the scope of Services actually performed by SC Group in any category of Services is different than that agreed to by the parties, or if the scope of Services is increased at the request of the Company, then the parties shall negotiate in good faith to revise the scope of Services and to adjust the charges for such Services. The parties shall review annually the Services provided, the scope of Services and the charges for such Services and negotiate in good faith and make appropriate adjustments. The parties agree to complete each annual review not later than November 30 in each year of this Agreement.

          1.3 Performance of Services. SC Group covenants that it will perform or cause to be performed the Services in a timely, efficient and workmanlike manner and in substantially the same manner in which SC Group is providing such services to the Company currently. SC Group further covenants that it will maintain or contract for a sufficient staff of trained personnel to enable it to perform the Services hereunder. SC Group may retain third parties or its affiliates to provide certain of the Services hereunder. In such cases, and notwithstanding anything herein to the contrary, the Company shall reimburse SC Group for only its actual cost for arranging for such Services. Any arrangements between SC Group and its affiliates for the provision of Services hereunder shall be commercially reasonable and on terms not less favorable than those which could be obtained from unaffiliated third parties.

          1.4 Payment for Services. SC Group shall bill the Company, at the end of each calendar month, one-twelfth of the amount agreed to from time to time pursuant to Section 1.2 for the applicable Service. Such amount shall be payable by the Company in full within 30 days of receipt thereof by the Company. On the forty-fifth day following the end of each calendar year, SC Group shall provide to the Company a statement, certified by a senior officer of SC Group, setting forth by category of Service the amount and nature of such Services actually performed during the period covered by such statement. Such statement shall also set forth the dollar amount, if any, by which the amounts previously paid by the Company for the provision of each specific category of Services for such period is greater or less than the charges agreed for such Services (in each such case, an "excess", and, if a shortfall, a "shortfall"). Any such excess or shortfall shall be refunded to the Company or paid by the Company, as applicable, within 30 days of the receipt of the statement. Notwithstanding anything in this Agreement to the contrary, the aggregate fees for Services provided by SC Group to the

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Company (exclusive of reimbursements of third-party costs) shall not exceed
$7,717,447 during the Initial Term (subject to the actual usage of Services by the Company not being materially in excess of that set forth in the budget previously provided by SC Group to the Company).

          1.5 Reimbursement. The Company shall reimburse SC Group for all reasonable third party out-of-pocket expenses it incurs on behalf of the Company not billed directly to the Company within 30 days of receipt of the invoice therefor.

     Section 2. Facilities. SC Group hereby grants to the Company the right to use the Facilities set forth on Exhibit A. The Company shall not pay any additional compensation to SC Group for the use of such Facilities during the twelve-month period following the date of this Agreement. From and after the expiration of such twelve-month period, the Company shall pay SC Group rental for the use of such Facilities as may be agreed between the parties negotiating in good faith. SC Group and the Company agree that during the term of this Agreement they shall cooperate and use reasonable efforts in order to allocate the Facilities in accordance with the reasonable requests (based on their business needs) of each of SC Group, the Company and other SC Group Clients.
The Company acknowledges and agrees that within 60 days of the expiration of the term of this Agreement, it shall leave the Facilities in the same condition as at the commencement of the term of the Agreement, ordinary wear and tear and damage by casualty excepted.

     Section 3. Term. The initial term of this Agreement shall commence on the date hereof and shall be through December 31, 1998 (the "Initial Term") and shall be renewable by the Company every year thereafter, subject to approval by a majority of the Independent Trustees (which they may withhold or grant in their sole discretion). Absent written notice of non-renewal as provided in this Section 3, this Agreement shall be automatically renewed for successive one-year terms (each, a "Renewal Term") upon the expiration of the Initial Term and each Renewal Term. Notice of non-renewal, if given, shall be given in writing by either party hereto not less than ninety (90) calendar days before the expiration of the Initial Term or any Renewal Term. Upon termination of this Agreement, SC Group shall promptly return to the Company all monies, books, records and other materials held by it for or on behalf of the Company. As used herein, the term "Independent Trustees" means each member of the Company's Board of Trustees who is not affiliated with Security Capital Group Incorporated ("SCG") or any of its affiliates, directly or indirectly, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer of SCG or any of its affiliates, and is not serving as a trustee or director for more than three real estate investment trusts organized by a sponsor of the Company.

     Section 4. Audit of Services. At any time during regular business hours and as often as reasonably requested by the Company's officers, SC Group shall permit the Company or its authorized representatives to examine and make copies and abstracts from the records and books of SC Group for the purpose of auditing the performance of, and the charges of, SC Group under the terms of this Agreement; provided, that all costs and expenses of such inspection shall be borne by the Company.

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      Section 5.  Prevention of Performance.  SC Group shall not be determined to be in violation of this Agreement if it is prevented from performing any Services hereunder for any reason beyond its reasonable control, including without limitation, acts of God, nature, or of public enemy, strikes, or limitations of law, regulations or rules of the Federal or of any state or local government or of any agency thereof.

      Section 6.  Indemnification.

          6.1 By the Company. The Company shall indemnify, defend and hold SC Group, and its directors, officers, and employees harmless from and against all damages, losses and reasonable out-of-pocket expenses (including fees) incurred by them in the course of performing the duties on behalf of the Company and its subsidiaries as prescribed hereby, except for matters covered by subsection 6.2 hereof.

          6.2 By SC Group. SC Group shall indemnify, defend and hold the Company, its trustees, officers and employees harmless from and against all damages, losses and reasonable out-of-pocket expenses (including fees) caused by or arising out of any willful misconduct or gross negligence in the performance of any obligation or agreement of SC Group herein.

          6.3 Remedy. Except as otherwise provided in subsection 6.2 hereof, SC Group does not assume any responsibility under this Agreement other than to render the services called for under this Agreement in good faith and in a manner reasonably believed to be in the best interests of the Company. Except as otherwise provided in subsection 6.2 hereof, the Company's sole remedy on account of the failure of SC Group to render the services as and when required hereunder shall be to procure services elsewhere and to charge SC Group the difference between the reasonable increased cost, if any, to procure new services, and the current cost to the Company to procure services under this Agreement.

      Section 7.  Notices.

          7.1 Manner of Delivery. Each notice, demand, request, consent, report, approval or communication (each a "Notice") which is or may be required to be given by either party to the other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served.

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          7.2  Addresses.  Notices shall be addressed as follows:

               If to the Company:

                    Security Capital Pacific Trust
                    7670 South Chester Street
                    Englewood, Colorado  80112
                    Attention:   R. Scot Sellers

               If to SC Group:

                    SC Group Incorporated
                    7777 Market Center Avenue
                    El Paso, Texas  79912
                    Attention:   Paul E. Szurek

          7.3 Effective Date. Notices shall be effective on the date sent via telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed.

          7.4 Change of Address. Each party may designate by notice to the others in writing, given in the foregoing manner, a new address to which any notice may thereafter be so given, served or sent.

      Section 8. Entire Agreement. This Agreement, together with the Exhibit hereto, constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and no prior or contemporaneous written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto shall be valid and enforceable. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

      Section 9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, each of their respective successors and permitted assigns, but may not be assigned by either party without the prior written consent of the other party, and no other persons shall have or derive any right, benefit or obligation hereunder.

      Section 10. Headings. The headings and titles of the various paragraphs of this Agreement are inserted merely for the purpose of convenience, and do not expressly or by implication limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the paragraph so designated.

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      Section 11.  Governing Law.  This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Texas.

      Section 12. Severability. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then in that event, to the maximum extent permitted by law, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement or any other such instrument.

      Section 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                   SECURITY CAPITAL PACIFIC TRUST


                                   By: /s/ R. SCOT SELLERS
                                       -----------------------------------------
                                           R. Scot Sellers
                                           President and Chief Executive Officer



                                   SC GROUP INCORPORATED


                                   By: /s/ PAUL E. SZUREK
                                       -----------------------------------------
                                           Paul E. Szurek
                                           Managing Director
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                                   EXHIBIT A

                           Description of Facilities
                           -------------------------

     For purposes of the Administrative Services Agreement, Facilities shall mean the facilities maintained by SC Group or one of its affiliates at the following addresses:

     7777 Market Center Avenue
     El Paso, Texas  79912

     125 Lincoln Avenue
     Santa Fe, New Mexico  87501

     Facilities shall also include any other premises owned, leased or subleased by SC Group at which the Company desires to utilize such premises as well as the utilities, fixtures, furniture and equipment used in connection with the operation of such premises.